UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (661) 251-0001

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On April 5, 2016 (the “Effective Date”), Biosolar, Inc. (the “Company”) issued and sold a promissory note (the “Promissory Note”) in the aggregate principal amount of $500,000 to an accredited investor, of which $48,000 was advanced upon issuance of the Note and the balance to be advanced at the discretion of the lender. The principal and interest under the Promissory Note is due and payable twelve (12) months from the Effective Date of the Promissory Note. The Promissory Note bears interest at a rate of 10% per annum and is convertible into shares of common stock of the Company at a price of the lesser of (a) $0.13 per share of the Company’s common stock or (b) Fifty Percent (50%) of the lowest trade price of the Company’s common stock recorded on any trade day after the Effective Date, or (c) the lowest effective price per share granted to any person or entity, including the investor but excluding officers and directors of the Company, after the Effective Date to acquire common stock of the Company, or adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire common stock of the Company or outstanding common stock equivalents.

In connection with the sale of the Promissory Note, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Promissory Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: April 7, 2016	/s/ David Lee
David Lee
Chief Executive Officer

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